Exhibit 99.1
FOR IMMEDIATE RELEASE
RailAmerica, Inc. Reports Fourth Quarter and Full Year 2010 Results and
Announces Share Repurchase Program
Fourth Quarter Highlights
•	Carloads up 4% and revenue up 17% versus fourth quarter 2009.

•	Income from continuing operations of $0.33 per share.

•	Adjusted income from continuing operations[1] of $0.38 per share.

•	45G tax credits contribute $0.20 per share.

•	Board of Directors approves $50 million stock repurchase program.
JACKSONVILLE, FL, February 23, 2011 — RailAmerica, Inc. (NYSE: RA) today reported financial results for the quarter and year ended December 31, 2010. Fourth quarter 2010 revenue increased 17% to $127.6 million from $109.2 million in the fourth quarter of 2009. Freight revenue increased 13% to $98.0 million with carloads up 4%. Non-freight revenue increased 34% to $29.6 million. Excluding the acquisition of Atlas Railroad Construction Company and the new Ottawa Valley Railway operating agreement, non-freight revenue increased 18% versus fourth quarter 2009.
John Giles, RailAmerica’s President and Chief Executive Officer, said “We had a strong finish to 2010 and are well positioned for further progress as we move into 2011. Our fourth quarter operating income was up 35% excluding the impacts of 45G tax credits, asset sales and last year’s IPO-related charges. We intend to build on this solid base during 2011 as we continue to leverage a slow, but improving economy, continuous improvements in productivity, and the effective deployment of capital.”
     “Given our strong cash position and cash flow, we have announced a $50 million share repurchase program. We see repurchasing our shares as an excellent investment, which complements our focus on building shareholder value through organic growth and acquisitions.”
RailAmerica reported fourth quarter 2010 income from continuing operations of $17.9 million, or $0.33 per diluted share. This compares to a loss from continuing operations of $6.9 million, or $0.13 per diluted share in the fourth quarter of 2009. Noteworthy items impacting the fourth quarters of 2010 and 2009 include:
•	45G tax credits: Congress extended the credits in December 2010 resulting in the full-year income statement amount of $17.6 million benefiting the fourth quarter of 2010. In 2009, credits totaling $16.7 million were recognized in the income statement throughout the year with $3.9 million occurring in the fourth quarter. In addition to the income statement impact, a portion of the 45G tax credit was recognized as credits to capital expenditures in 2010 and 2009.

[1]	See schedule at end of press release for a reconciliation of non-GAAP financial measure.

•	Gain on asset sales: The Company recorded a $26.8 million pre-tax gain in the fourth quarter of 2009 for the termination of the Ottawa Valley Railway lease. Income tax expense included a provision for the gain and repatriation of proceeds.

•	Amortization of swap termination costs: Non-cash charges of $4.3 million and $6.6 million were recorded in interest expense during the fourth quarter of 2010 and 2009, respectively, due to the June 2009 termination of an interest rate swap agreement.

•	Debt retirement costs: The early retirement of $74.0 million of senior notes in the fourth quarter of 2009 resulted in charges of $6.9 million, which are reflected in other income (loss) for that quarter.

•	IPO-related charges: In connection with the fourth quarter 2009 initial public offering (IPO), the company recorded for that quarter a $6.3 million non-cash charge in labor and benefits for the expiration of a restricted stock repurchase feature.

	For the Three Months Ended December 31,
	2010		2009
($ in thousands except EPS)	Pre Tax	EPS	Pre Tax	EPS
45G tax credits	$17,589	$0.20	$3,864	$0.05
Net gain on asset sales / lease termination	474	0.01	26,694	0.08
Amortization of swap termination costs	(4,309)	(0.05)	(6,590)	(0.08)
Debt retirement costs	—	—	(6,906)	(0.08)
IPO costs	—	—	(6,261)	(0.08)
Note: Effective tax rates of 39% and 35% for 2010 and 2009 respectively. OVRR pre tax gain of $26.8 million resulted in $22.7 million of tax expense for the gain and earnings repatriation.
The company reported operating income of $43.8 million in the fourth quarter of 2010 compared to $43.3 million in the fourth quarter of 2009. Fourth quarter operating income and expenses were impacted by 45G tax credits, gains on asset sales and the IPO-related charge discussed above. Other fourth quarter 2010 operating expenses were up due to increased business levels, higher fuel prices and the inclusion of Atlas Railroad Construction Company. Operating income excluding the impact of the 45G tax credits, asset sales and IPO-related charges is shown below.

	For the Three Months Ended
	December 31,
($ in thousands)	2010	2009
Operating revenue	$127,636	$109,154
Operating expense	83,881	65,866

Operating income, reported	43,755	43,288

Less: Benefit from 45G tax credit monetization	(17,589)	(3,864)

Operating income before 45G Benefit 1	26,166	39,424

Less net gain on sale of assets	(474)	(26,694)
Addback IPO charge	—	6,261

Operating income before 45G Benefit, Asset sales & IPO Charge [1]	$25,692	$18,991

[1]	See schedule at the end of press release for a reconciliation of non-GAAP financial measure

For the full year of 2010, operating revenue increased 15% to $490.3 million from $425.8 million in 2009. Full year 2010 income from continuing operations was $19.1 million, or $0.35 per diluted share. This compares to income from continuing operations of $2.9 million, or $0.07 per diluted share for the full year of 2009.
RailAmerica announced today that its board of directors authorized the repurchase of up to $50 million of the Company’s common stock. Under the program, the Company may purchase common stock from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchase will depend on a number of factors including the price and availability of the Company’s shares, trading volume and general market conditions.
As previously announced, RailAmerica, Inc. will present its fourth quarter earnings on Thursday, February 24, 2011 at 8:30 a.m. Eastern Time via live teleconference and webcast. Those interested in participating via teleconference may dial (877) 756-2088. Callers outside the U.S. may dial (574) 941-1456. The conference ID number is 37000651. Participants should dial in no later than 10 minutes prior to the call. Presentation materials and access to the live webcast will be available in the Investors section of RailAmerica’s website (www.railamerica.com). Following the earnings call, a webcast replay will be archived on the Company’s website. A telephone replay will be available through March 10, 2011 beginning approximately two hours after the call. The recording can be accessed by dialing (800) 642-1687 or (706) 645-9291. The conference ID number is 37000651.
RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,300 miles of track in 27 U.S. states and three Canadian provinces.
Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly

Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
###
INVESTOR CONTACT
Ira Berger
Office: 904.538.6332
MEDIA CONTACT
Donia Crime
Office: 904.645.6200
Cell: 404.271.1437

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the quarters ended December 31,		For the years ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)
Operating revenue	$127,636	$109,154	$490,291	$425,774
Operating expenses:
Labor and benefits	39,612	42,388	153,993	143,604
Equipment rents	8,262	8,651	34,119	35,978
Purchased services	9,913	7,791	37,971	30,914
Diesel fuel	11,794	10,005	43,316	33,290
Casualties and insurance	4,319	2,830	17,574	16,795
Materials	5,026	3,261	19,607	11,399
Joint facilities	2,122	2,120	8,667	6,942
Other expenses	9,064	8,204	35,226	33,037
Track maintenance expense reimbursement	(17,589)	(3,864)	(17,589)	(16,656)
Net gain on sale of assets	(474)	(26,694)	(2,191)	(25,839)
Depreciation and amortization	11,832	11,174	45,091	42,105

Total operating expenses	83,881	65,866	375,784	311,569

Operating income	43,755	43,288	114,507	114,205
Interest expense, including amortization costs	(19,183)	(24,108)	(83,775)	(86,878)
Other income (loss)	418	(6,721)	(4,759)	(8,117)

Income from continuing operations before income taxes	24,990	12,459	25,973	19,210
Provision for income taxes	7,106	19,327	6,856	16,299

Income (loss) from continuing operations	17,884	(6,868)	19,117	2,911
Discontinued operations:
Gain on disposal of discontinued business (net of income taxes of $0, $0, $0, and $12,006, respectively)	—	—	—	12,931

Net income (loss)	$17,884	$(6,868)	$19,117	$15,842

Dividends declared and paid per common share	$—	$—	$—	$0.46

Basic earnings (loss) per common share:
Continuing operations	$0.33	$(0.13)	$0.35	$0.07
Discontinued operations	—	—	—	0.28

Net income (loss)	$0.33	$(0.13)	$0.35	$0.35

Diluted earnings (loss) per common share:
Continuing operations	$0.33	$(0.13)	$0.35	$0.07
Discontinued operations	—	—	—	0.28

Net income (loss)	$0.33	$(0.13)	$0.35	$0.35

Weighted average common shares outstanding:
Basic	54,864	52,849	54,793	45,979
Diluted	54,864	52,849	54,793	45,979

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2010	2009
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$152,968	$190,218
Accounts and notes receivable, net of allowance of $6,767 and $4,557, respectively	74,668	66,619
Current deferred tax assets	12,769	12,697
Other current assets	15,200	21,958

Total current assets	255,605	291,492
Property, plant and equipment, net	981,622	952,527
Intangible assets	140,546	136,654
Goodwill	212,495	200,769
Other assets	13,385	17,187

Total assets	$1,603,653	$1,598,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$403	$669
Accounts payable	66,258	53,948
Accrued expenses	36,913	34,675

Total current liabilities	103,574	89,292
Long-term debt, less current maturities	2,147	3,013
Senior secured notes	571,161	640,096
Deferred income taxes	202,985	185,002
Other liabilities	19,037	21,895

Total liabilities	898,904	939,298

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 400,000,000 shares authorized; 54,859,261 shares issued and outstanding at December 31, 2010; and 54,364,306 shares issued and outstanding at December 31, 2009	549	544
Additional paid in capital and other	636,757	630,653
Retained earnings	65,503	46,386
Accumulated other comprehensive income (loss)	1,940	(18,252)

Total stockholders’ equity	704,749	659,331

Total liabilities and stockholders’ equity	$1,603,653	$1,598,629

RAILAMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,117	$15,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including amortization of debt issuance costs classified in interest expense	49,847	52,340
Amortization of swap termination costs	20,891	16,616
Net gain on sale or disposal of properties	(2,191)	(26,765)
Foreign exchange gain on debt	—	(1,160)
Swap termination costs	—	(55,750)
Loss on extinguishment of debt	8,357	9,499
Equity compensation costs	7,534	10,712
Deferred income taxes and other	2,765	21,057
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(2,435)	10,873
Other current assets	7,512	(3,093)
Accounts payable	7,574	(3,183)
Accrued expenses	1,268	(16,677)
Other assets and liabilities	(3,070)	(20,771)

Net cash provided by operating activities	117,169	9,540

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(62,710)	(47,789)
NECR government grant reimbursements	4,884	—
Proceeds from sale/disposition of assets	4,108	90,340
Deferred acquisition/disposition costs and other	—	(355)
Acquisition, net of cash acquired	(23,926)	—

Net cash (used in) provided by investing activities	(77,644)	42,196

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior secured notes	—	709,830
Principal payments on long-term debt	(622)	(625,898)
Repurchase of senior secured notes	(76,220)	(76,220)
Sale of common stock	(106)	143,123
Dividends paid to common stockholders	—	(19,485)
Deferred financing costs paid	(224)	(20,175)

Net cash (used in) provided by financing activities	(77,172)	111,175

Effect of exchange rates on cash	397	356

Net (decrease) increase in cash	(37,250)	163,267
Cash, beginning of period	190,218	26,951

Cash, end of period	$152,968	$190,218

RAILAMERICA, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Amounts in thousands)
(Unaudited)

	Years Ended December 31,
	2010		2009
Operating revenue	$490,291	100.0%	$425,774	100.0%
Operating expenses:
Labor and benefits	153,993	31.4%	143,604	33.7%
Equipment rent	34,119	7.0%	35,978	8.5%
Purchased services	37,971	7.7%	30,914	7.3%
Diesel fuel	43,316	8.8%	33,290	7.8%
Casualties and insurance	17,574	3.6%	16,795	3.9%
Materials	19,607	4.0%	11,399	2.7%
Joint facilities	8,667	1.8%	6,942	1.6%
Other expenses	35,226	7.2%	33,037	7.8%
Track maintenance expense reimbursement	(17,589)	-3.6%	(16,656)	-3.9%
Net gain on sale of assets	(2,191)	-0.5%	(25,839)	-6.1%
Depreciation and amortization	45,091	9.2%	42,105	9.9%

Total operating expenses	375,784	76.6%	311,569	73.2%

Operating income	114,507	23.4%	114,205	26.8%

	Quarters Ended December 31,
	2010		2009
Operating revenue	$127,636	100.0%	$109,154	100.0%
Operating expenses:
Labor and benefits	39,612	31.0%	42,388	38.8%
Equipment rent	8,262	6.5%	8,651	7.9%
Purchased services	9,913	7.8%	7,791	7.1%
Diesel fuel	11,794	9.2%	10,005	9.2%
Casualties and insurance	4,319	3.4%	2,830	2.6%
Materials	5,026	3.9%	3,261	3.0%
Joint facilities	2,122	1.7%	2,120	2.0%
Other expenses	9,064	7.1%	8,204	7.5%
Track maintenance expense reimbursement	(17,589)	-13.8%	(3,864)	-3.5%
Net gain on sale of assets	(474)	-0.4%	(26,694)	-24.5%
Depreciation and amortization	11,832	9.3%	11,174	10.2%

Total operating expenses	83,881	65.7%	65,866	60.3%

Operating income	43,755	34.3%	43,288	39.7%

RAILAMERICA, INC. AND SUBSIDIARIES
Railroad Freight Revenue, Carloads and Average Freight Revenue
Per Carload
Comparison by Commodity Group
(Unaudited)

	Year ended December 31, 2010			Year ended December 31, 2009
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(In thousands, except carloads and average freight revenue per carload)
Agricultural Products	$63,999	132,952	$481	$56,458	126,683	$446
Chemicals	59,038	96,105	614	47,475	82,083	578
Coal	39,880	178,735	223	36,914	178,028	207
Metallic Ores and Metals	37,825	66,626	568	23,819	41,602	573
Pulp, Paper and Allied Products	37,379	65,308	572	32,339	62,816	515
Non-Metallic Minerals and Products	34,646	80,376	431	31,622	75,766	417
Food or Kindred Products	28,027	56,812	493	25,386	52,298	485
Forest Products	27,017	47,048	574	26,698	46,999	568
Waste and Scrap Materials	23,765	57,121	416	20,232	53,706	377
Petroleum	19,542	41,952	466	19,433	41,960	463
Other	10,937	29,883	366	17,737	49,613	358
Motor Vehicles	6,694	11,553	579	6,454	17,458	370

Total	$388,749	864,471	$450	$344,567	829,012	$416

	Quarter Ended December 31, 2010			Quarter Ended December 31, 2009
			Average Freight			Average Freight
	Freight		Revenue per	Freight		Revenue per
	Revenue	Carloads	Carload	Revenue	Carloads	Carload
	(In thousands, except carloads and average freight revenue per carload)
Agricultural Products	$17,418	35,248	$494	$16,542	38,199	$433
Chemicals	15,109	24,197	624	12,339	21,106	585
Coal	10,219	44,593	229	8,576	41,687	206
Pulp, Paper and Allied Products	9,571	16,258	589	8,233	15,639	526
Non-Metallic Minerals and Products	8,641	19,752	437	7,002	16,896	414
Metallic Ores and Metals	8,627	15,412	560	6,964	11,683	596
Food or Kindred Products	7,206	14,195	508	6,168	13,102	471
Forest Products	6,331	10,957	578	6,139	10,995	558
Waste and Scrap Materials	5,844	13,760	425	5,441	13,944	390
Petroleum	5,051	10,946	461	5,045	10,700	471
Other	2,602	7,785	334	2,211	6,434	344
Motor Vehicles	1,368	2,351	582	2,300	6,053	380

Total	$97,987	215,454	$455	$86,960	206,438	$421

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Adjusted income from continuing operations is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted income from continuing operations has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Income (loss) from continuing operations as a measure of profitability.
     Adjusted income from continuing operations assists us in measuring our performance and profitability of our operations without the impact of foreign exchange loss (gain) on debt and transaction costs related to debt extinguishment, acquisitions and swap termination. The following table sets forth the reconciliation of Adjusted income from continuing operations.

	2010
	Q1		Q2		Q3		Q4		Q4 YTD
(In thousands, except per share data)	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share
Income (loss) from continuing operations	$(2,514)	$(0.05)	$(4,221)	$(0.08)	$7,968	$0.15	$17,884	$0.33	$19,117	$0.35

Add:
Amortization of swap termination costs	3,644	0.07	3,437	0.06	2,973	0.05	2,628	0.05	12,683	0.23
Loss on extinguishment of debt	—	—	5,098	0.09	—	—	—	—	5,098	0.09
Acquisition (income) expense	—	—	159	0.00	(1,043)	(0.02)	91	0.00	(793)	(0.01)

Adjusted income from continuing operations	$1,130	$0.02	$4,473	$0.08	$9,898	$0.18	$20,603	$0.38	$36,104	$0.66

Weighted Average common shares outstanding (dilluted)	54,568		54,869		54,872		54,864		54,793

	2009
	Q1		Q2		Q3		Q4		Q4 YTD
(In thousands, except per share data)	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share	After Tax	Per Share
Income (loss) from continuing operations	$809	$0.02	$5,467	$0.13	$3,503	$0.08	$(6,868)	$(0.13)	$2,911	$0.07

Add:
Amortization of swap termination costs	—	—	583	0.01	5,432	0.12	4,284	0.08	10,299	0.22
Foreign exchange loss (gain) on debt	698	0.02	(1,394)	(0.03)	—	—	—	—	(696)	(0.02)
Loss on extinguishment of debt	—	—	1,556	0.04	—	—	4,489	0.08	6,045	0.13
Acquisition costs	—	—		—	—	—	—	—	—	—

Adjusted income from continuing operations	$1,507	$0.03	$6,212	$0.15	$8,935	$0.20	$1,904	$0.04	$18,559	$0.41

Weighted Average common shares outstanding (dilluted)	43,604		43,740		43,721		52,849		45,979
Note: Numbers may not add due to rounding

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
     Operating Income Before 45G Benefit, Operating Ratio Before 45G Benefit, Operating Income Before 45G Benefit, Asset sales and IPO Charge and Operating Ratio Before 45G Benefit, Asset sales and IPO Charge are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Before 45G Benefit, Operating Ratio Before 45G Benefit, Operating Income Before 45G Benefit, Asset sales and IPO Charge and Operating Ratio Before 45G Benefit, Asset sales and IPO Charge have limitations as an analytical tool. They are not measurements of our profitability under GAAP and should not be considered as an alternative to Operating Income or Operating Ratio as a measure of profitability.
     Operating Income Before 45G Benefit and Operating Ratio Before 45G Benefit assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit. Operating Income Before 45G Benefit, Asset sales and IPO Charge and Operating Ratio Before 45G Benefit, Asset sales and IPO Charge assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit, asset sales and IPO charges. The following table sets forth the reconciliation of Operating Income Before 45G Benefit from our Operating Income, Operating Ratio Before 45G Benefit from our Operating Ratio, Operating Income Before 45G Benefit, Asset sales and IPO Charge from our Operating Income and Operating Ratio Before 45G Benefit, Asset sales and IPO charge from our Operating Ratio.

	2010
($ in thousands)	Q1		Q2		Q3		Q4		FY
Operating revenue	$114,941		$119,457		$128,257		$127,636		$490,291
Operating expense	95,740		96,397		99,766		83,881		375,784
Operating income, reported	19,201		23,060		28,491		43,755		114,507

Operating ratio Reported		83.3%		80.7%		77.8%		65.7%		76.6%

Less: Benefit from 45G tax credit monetization	—	0.0%	—	0.0%	—	0.0%	(17,589)	13.8%	(17,589)	3.6%
Operating income before 45G Benefit	19,201		23,060		28,491		26,166		96,918

Operating ratio before 45G Benefit		83.3%		80.7%		77.8%		79.5%		80.2%

Net (gain) loss on sale of assets	(34)	0.0%	25	0.0%	(1,708)	1.3%	(474)	0.4%	(2,191)	0.4%
Addback IPO charge	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Operating income before 45G Benefit, Asset sales & IPO Charge	$19,167		$23,085		$26,783		$25,692		$94,727

Operating ratio, before 45G Benefit, Asset sales & IPO Charge		83.3%		80.7%		79.1%		79.9%		80.7%
     Note: Numbers may not add due to rounding

	2009
($ in thousands)	Q1		Q2		Q3		Q4		FY
Operating revenue	$103,218		$103,265		$110,137		$109,154		$425,774
Operating expense	81,423		79,751		84,529		65,866		311,569
Operating income, reported	21,795		23,514		25,608		43,288		114,205

Operating ratio Reported		78.9%		77.2%		76.7%		60.3%		73.2%

Less: Benefit from 45G tax credit monetization	(4,124)	4.0%	(4,129)	4.0%	(4,539)	4.1%	(3,864)	3.5%	(16,656)	3.9%
Operating income before 45G Benefit	17,671		19,385		21,069		39,424		97,549

Operating ratio before 45G Benefit		82.9%		81.2%		80.9%		63.9%		77.1%

Net (gain) loss on sale of assets	(454)	0.4%	1,468	-1.4%	(159)	0.1%	(26,694)	24.5%	(25,839)	6.1%
Addback IPO charge	—	0.0%	—	0.0%	—	0.0%	6,261	-5.7%	6,261	-1.5%
Operating income before 45G Benefit, Asset sales & IPO Charge	$17,217		$20,853		$20,910		$18,991		$77,971

Operating ratio, before 45G Benefit, Asset sales & IPO Charge		83.3%		79.8%		81.0%		82.6%		81.7%
Note: Numbers may not add due to rounding